Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-202947, 333-166226 and 333-145865) of Origin Agritech Limited and its subsidiaries and variable interest entities (the “Company”) of our report dated February 28, 2020, relating to the consolidated financial statements of the Company as of and for the year ended September 30, 2019, to all references to our firm included in this Form 20-F filed with the U.S. Securities and Exchange Commission on March 2, 2020.

/S/ B F Borgers CPA PC

Lakewood, Colorado

March 2, 2020